Exhibit 99.1

JFB Construction Holdings Executes $18.8 Million Contract as General Contractor for Public High School in DeSoto County, Florida

Construction of Phase 1 of Three Phases to Begin in mid-October 2025; Total Contract Valued at $100 million

Lantana, Fla. – October 15, 2025 – JFB Construction Holdings (Nasdaq: JFB), a real estate development and construction company focused on hospitality, commercial, industrial, and residential property development, today announced that it has executed a $18.8 million contract to act as general contractor for the first phase of construction of a public high school in DeSoto County, Florida.

“This contract is for the first of three phases of the construction and continuation of the existing campus of the high school of [a total of] approximately 100,000 square feet, over 40 acres, for an additional 1379 students,” said CEO, Joseph F. Basile, III. “This project is one of the most important contract wins for our company and the educational contracting segment of JFB, with a total project value of $100 million. It is a tremendous accomplishment for our company as it demonstrates our flexibility in being able to meet the varying needs of multiple sectors and client types. In addition, the construction of public schools will become a new avenue for JFB as the state of Florida continues preparation for the influx of residents and families from all over the country. We will be working with Building Tomorrow’s Schools, a school developer, which has coordinated the construction of over 40 schools in Florida.

“Our strong balance sheet, with over $34 million in working capital, is a leading factor in being awarded these type of contracts. There are many construction companies that would not be able to qualify for such an extensive project; however, our working capital enhances our bonding capacity, which is critical for securing larger and more complex construction projects, with lower risk to our clients. Further, it demonstrates the strength and reliability of the JFB organization and builds trust with our customers in our ability to complete projects on budget and on time.

“We believe that this project will have an immediate impact on our revenue for Q4 of 2025. We expect to start construction in mid-October 2025 and we plan to complete construction of Phase 1 in January 2026. The value of the Phase 2 contract is valued at over $30 million, on which we plan to commence construction in June 2026,” concluded Mr. Basile.

About JFB Construction Holdings

JFB Construction Holdings (“JFB”) offers generations of combined experience in residential and commercial construction and development. Having the experience of building multifamily communities, shopping centers, national franchises, and exclusive estate and equestrian homes, with over 2 million square feet of commercial and retail space, JFB provides hands-on professional expertise, which has led to the quality and production we are known for.

JFB’s reputation has been built on our clients’ trust and the value we bring to each project.

JFB is proud that most of our projects are obtained through referrals and repeat customers, and that to date we have provided general contracting and construction management services in 36 U.S. states.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

JFB Construction Holdings Contact:

Joseph F. Basile, III

561-582-9840.

joe@jfbconstruction.net

Investor Relations Contact:

CORE IR

Mike Mason

516 222 2560

investors@jfbconstruction.net